UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 13, 2007

TMT CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-50104	85-0412495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1890 Kentucky Avenue, Winter Park, FL 32789

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 622-5999

BOOTIE BEER CORPORATION

(Former name or former address, if changed since last report.)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director

(i) On June 12, 2007, Ms. Stephanie Stans Warren resigned as a director of the Registrant.  Ms. Warren’s resignation was not caused by any disagreement with the Registrant.

Item 8.01 Other Events

(i) On April 27, 2007, the registrant changed its name to TMT Capital Corporation by filing an amendment to its certificate of incorporation with the State of Florida.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.3	Certificate of amendment of Registrant’s certificate of incorporation
Exhibit 17.1	Letter of resignation of Stephanie Stans Warren.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMT CAPITAL CORPORATION
Date: June 13, 2007	By:	/s/ Tania M. Torruella
TANIA M. TORRUELLA
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit 3.3	Certificate of amendment of Registrant’s certificate of incorporation
Exhibit 17.1	Letter of resignation of Stephanie Stans Warren.